UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Media General, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION REGARDING POTENTIAL PARTICIPANTS

Media General, Inc. (“Media General”), its directors and certain of its officers and employees are potential participants in a solicitation of proxies in connection with Media General’s 2008 annual meeting of stockholders. Each of the directors of Media General and each of the officers and employees of Media General who is a potential participant in the solicitation are listed below, together with the number of shares of Class A Common Stock (other than shares of Performance Accelerated Restricted Stock (PARs)), shares of Class B Common Stock, PARS, Class A Stock Units, stock options (including stock appreciation rights (SARS)) held by each of these persons as of February 6, 2008.

Name	Title	Class A Common Stock	Class B Common Stock	PARs	Class A Stock Units	Outstanding Stock Options (Incl. SARS)

J Stewart Bryan III (1)	Chairman and Class B Director	456,641	466,162	178,400	—	321,900

Marshall N. Morton (2)	President, Chief Executive Officer and Class B Director	25,672	—	170,100	—	312,300

O. Reid Ashe, Jr. (3)	Executive Vice President, Chief Operating Officer and Class B Director	4,825	—	86,900	—	148,800

Diana F. Cantor	Class B Director	200	—	—	3,962	—

Charles A. Davis	Class A Director	19,581	—	—	24,829	—

Thompson L. Rankin	Class B Director	1,200	—	—	16,971	—

Rodney A. Smolla	Class A Director	0	—	—	2,861	—

Walter E. Williams	Class A Director	0	—	—	14,721	—

Coleman Wortham, III	Class B Director	10,000	—	—	9,268	—

George L. Mahoney (4)	Vice President, General Counsel and Secretary	7,340	—	44,200	—	64,700

John A. Schauss (5)	Vice President-Finance and Chief Financial Officer	1,631	—	27,800	—	46,566

Stephen Y. Dickinson (6)	Controller and Chief Accounting Officer	10,905	—	20,500	—	36,800

Lou Anne J. Nabhan (7)	Vice President and Director of Corporate Communications	1,304	—	5,700	—	36,400

H. Graham Woodlief (8)	Vice President and President of Publishing Division	995	—	65,800	—	114,700

James A. Zimmerman (9)	Vice President and President of Broadcast Division	901	—	49,900	—	91,000

C. Kirk Read (10)	Vice President and President of Interactive Media Division	1,350	—	5,400	—	6,700

James F. Woodward (11)	Vice President – Human Resources	2,137	—	4,800	—	22,600

(1)	The shares of Class A Common Stock listed for J. Stewart Bryan III include 55,822 shares held for his benefit by the MG Advantage 401(k) Plan (the 401(k) Plan) as of January 31, 2008, 400,719 shares held by trusts of which Mr. Bryan serves as a fiduciary and shares in the control of the voting and disposition of the shares and 100 shares in Mr. Bryan’s name. The 466,162 shares of Class B Common stock listed for Mr. Bryan are held by the D. Tennant Bryan Media Trust, of which Mr. Bryan serves as sole trustee.

(2)	The shares of Class A Common Stock listed for Marshall N. Morton include 7,120 shares held for his benefit by the MG Advantage 401(k) Plan as of January 31, 2008.

(3)	The shares of Class A Common Stock listed for O. Reid Ashe, Jr. include 1,729 shares held for his benefit by the MG Advantage 401(k) Plan as of January 31, 2008, and 3,096 shares held in a revocable trust of which Mr. Ashe is co-trustee, along with his wife.

(4)	The shares of Class A Common Stock listed for George L. Mahoney include 5,674 shares held for his benefit by the MG Advantage 401(k) Plan as of January 31, 2008.

(5)	The shares of Class A Common Stock listed for John A. Schauss include 1,631 shares held for his benefit by the MG Advantage 401(k) Plan as of January 31, 2008.

(6)	The shares of Class A Common Stock listed for Stephen Y. Dickinson include 7,527 shares held for his benefit by the MG Advantage 401(k) Plan as of January 31, 2008.

(7)	The shares of Class A Common Stock listed for Lou Anne J. Nabhan include 1,304 shares held for her benefit by the MG Advantage 401(k) Plan as of January 31, 2008.

(8)	The shares of Class A Common Stock listed for H. Graham Woodlief include 68 shares held for his benefit by the MG Advantage 401(k) Plan as of January 31, 2008.

(9)	The shares of Class A Common Stock listed for James A. Zimmerman includes 901 shares held for his benefit by the MG Advantage 401(k) Plan as of January 31, 2008.

(10)	The shares of Class A Common Stock listed for C. Kirk Read includes 1,350 shares held for his benefit by the MG Advantage 401(k) Plan as of January 31, 2008.

(11)	The shares of Class A Common Stock listed for James F. Woodward includes 2,137 shares held for his benefit by the MG Advantage 401(k) Plan as of January 31, 2008.

Media General will file a proxy statement in connection with its 2008 annual meeting of stockholders. Media General stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Media General with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Media General’s Internet website at www.mediageneral.com or by writing to Media General, Inc., P.O. Box 85333, Richmond, Virginia 23293. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, D.F. King & Co. at (800) 487-4870 toll-free or by email at info@dfking.com.